 Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-63758, 333-81326 and 333-128082) of Guided Therapeutics, Inc. (formerly SpectRx, Inc.) and its Subsidiary (the “Company”), of our report dated March 30, 2011, on our audit of the consolidated financial statements of the Company, which report appears in the Annual Report on Form 10-K of the Company for the two years ended December 31, 2010 and 2009 listed in the accompanying index.

/s/ UHY LLP
UHY LLP
Atlanta, Georgia
March 30, 2011